                                                                  EXHIBIT 10(QQ)

                                  INTRODUCTION

     American Fletcher Corporation ("Corporation") has created a deferred compensation plan to provide you, as a key management employee of the Corporation or one of its affiliates, with the opportunity to custom-design your own retirement income and family financial security planning. The name of the plan is the American Fletcher Corporation Deferred Compensation Plan ("Plan").

     The purpose of this Summary is to explain the principal provisions of the Plan. The actual Plan provisions are set out in a more formal Plan document, a copy of which will be available for you. Failure to mention or describe any provision of that document in this Summary does not change the full force and effect of that provision as part of the Plan. In the case of any discrepancy between this Summary and the Plan document, the Plan documents will govern.

     PRINCIPAL GOALS OF THE PLAN: (1) allow you to defer current income on a pre-tax basis, (2) provide you the opportunity to custom-design a retirement plan in excess of and independent of Social Security and any other retirement benefits to which you may be entitled, (3) increase the survivor benefits payable to your family in the event of death, (4) provide many of the same characteristics of a tax shelter but without the associated risk and (5) demonstrate in real terms the Corporation's appreciation of your contribution to its success.

     PLAN OPERATION HIGHLIGHTS: As a selected management employee, you will be given an opportunity to defer the receipt of income you might otherwise expect to earn and receive in the future. In return for the irrevocable election to defer, you (or your beneficiary) will be entitled to received from the Corporation a series of monthly payments as follows:

     Pre-Retirement                Retirement Benefit
     Survivor Benefit              (Age 65)
     --------------------          -------------------------
     180 Monthly Payments          Monthly payments for life (15 years certain)

     To determine the benefits that will be payable to you, if you retire at age 65, you should consult Table 1. You should be aware, however, that the Corporation's obligation to pay the benefit listed in Table 1 is subject to the limitations described in this document, including the Corporation's right to amend or terminate the Plan, which right is described in the response to Question 28.

     FACTORS TO CONSIDER IN DECIDING WHETHER TO PARTICIPATE:

     Details of the Plan follow in a question and answer format. Among the points to consider in making your election to participate in the plan are:

     1. The extent to which the income payable under the qualified retirement plans in which you participate, Social Security, and other sources will be adequate for your retirement needs.

     2. What other opportunities exist to accumulate financial resources for retirement on a tax-advantage basis.

     3. How much current income you can afford to defer and still have sufficient cash for your immediate or short-term needs.

     4.   What the estimated needs of your dependents are for survivor income.

     5. What the cost of financing survivor income benefits with after-tax income would be if this Plan were not available.

     6. The extent to which the income payable as survivor benefits under the qualified retirement plans in which you participate and funds available from the Group Life Plan, as well as your personal estate assets and Social Security, will be sufficient for your survivors' needs.

                             QUESTIONS AND ANSWERS


1.   HOW ARE RETIREMENT INCOME BENEFITS DETERMINED?

     With the assistance of its consultant, the Corporation has developed a system of benefits for Plan participants. Those benefits are set out in the Tables at the end of the summary. Payment of the amounts listed in the Tables, however, is subject to the limitations described in the following Questions and Answers.

2.   WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     Any employee who is a participant of The Performance Incentive Plan ("PIP")

3.   HOW MUCH CAN BE DEFERRED?

     The minimum amount that would otherwise be payable to you during any calendar year that can be deferred is $2,000, The maximum amount that would otherwise be payable to you during any calendar year that can be deferred is the greater of $10,000 or 10% of your bonus and base salary (without reduction on account of any election made by you pursuant to this Plan or any other plan of your employer). The amount of the deferral must be an even multiple of $1,000.

4.   WHAT SOURCES OF INCOME CAN BE DEFERRED?

     You may defer either a portion of your PIP bonus, your annual base salary, or a combination of both. Before 1986, you will be given the opportunity to defer a portion of your PIP bonus payable in 1986, your 1986 base salary, and your PIP bonus payable in 1987. Any election to defer your PIP bonus payable in 1987 will be effective only if the Corporation decides to permit the deferral of amounts that would otherwise be paid in 1987. After 1985, to the extent permitted by the Executive Committee of American Fletcher National Bank and Trust Company ("Executive Committee"), you will be given an opportunity before the end of each calendar year to defer a portion of your PIP bonus paid with respect to the following year, a portion of your base salary for the following year, or a combination of both.

5.   WHEN WILL I BE ELIGIBLE FOR NORMAL RETIREMENT BENEFITS?

     You will be eligible for normal retirement benefits on your normal retirement date, which is the first day of the calendar month coincident with or, if none is coincident with, next following your sixty-fifty (65th) birthday.

6.   HOW ARE NORMAL RETIREMENT INCOME BENEFITS PAYABLE?

     Normal retirement benefits are payable monthly for life beginning on the first day of the month following the later of the month in which you reach age sixty-five (65) or the month in which you retire. If you die before receiving 180 monthly payments, your beneficiary will receive the balance of those payments, until a total of 180 monthly payments has been made. The annual amount of your normal retirement benefit will be determined pursuant to Table 1.

7.   WHEN WILL I BE ELIGIBLE FOR EARLY RETIREMENT BENEFITS?

     You will be eligible for early retirement benefits, if you retire on an early retirement date. An early retirement date with respect to any deferred amount is any date on which you retire before your normal retirement date, provided that you have attained age fifty-five (55), and at least two full calendar years have passed since the beginning of the calendar year in which you deferred that amount.

8. HOW IS THE LEVEL OF BENEFIT PAYMENTS DETERMINED, IF I AM ELIGIBLE FOR AN EARLY RETIREMENT BENEFIT?

     Subject to the following provisions of this paragraph, payment of your early retirement benefit will be made in the same manner, at the same times, and in the same amounts as if you had remained employed until your normal retirement date. You may, however, request that the Executive Committee cause distribution of your benefits to begin on the first day of the month coincident with or, if none is coincident with, next following your early retirement date. The Executive Committee may grant or deny your request in its discretion. If the Executive Committee grants your request for early distribution of Plan benefits, the amount of your benefits will be reduced by five-twelfths (5/12ths) of one percent (1%) for each full or partial month by which the date on which payment of your benefit begins precedes your normal retirement date.

9. HOW ARE BENEFITS DETERMINED, IF MY EMPLOYMENT IS TERMINATED PRIOR TO AGE 65 BECAUSE OF DISABILITY?

     For purposes of determining your benefits under the Plan, you will be treated as if you were employed during any period prior to your normal retirement date, if you are disabled (as defined by the American Fletcher Group LTD Plan) during that period. Therefore, if you become disabled and remain disabled until your normal retirement date, you will be entitled to your normal retirement benefit on your normal retirement date.

10. HOW ARE BENEFITS DETERMINED, IF MY EMPLOYMENT IS TERMINATED PRIOR TO AN EARLY RETIREMENT DATE OTHER THAN BY REASON OF DEATH OR DISABILITY?

     If your employment is terminated prior to an early retirement date (as defined in the response to question 7) other than by reason of death or disability (as defined by the American Fletcher Corporation Group LTD
     Plan), you will receive your deferred amounts, plus interest as determined by the Executive Committee from time to time; provided, however, that the interest rate used by the Executive Committee will be not less than 10% per annum.

11. IS IT POSSIBLE THAT MY CONDUCT SUBSEQUENT TO A DEFERRAL WILL AFFECT THE AMOUNT OF THE BENEFIT TO WHICH I AM ENTITLED UNDER THE PLAN?

     Yes. Under certain circumstances, you may lose your right to the benefits described elsewhere in this summary. If your employment is terminated as direct result of an act or acts of dishonesty constituting a felony under the laws of the State of Indiana and resulting or intended to result directly or indirectly in your gain or enrichment at the expense of the Company, you shall not be entitled to the benefits described elsewhere in this Summary. You shall be entitled, instead, only to a return of your deferred amount, with such interest, if any, as determined by the Executive Committee.

12.  UNDER WHAT CIRCUMSTANCES ARE PRE-RETIREMENT SURVIVOR INCOME BENEFITS
     PAYABLE?

     If you die while still employed as an eligible participant or while you are deemed to be employed because of your disability, pre-retirement survivor income benefits will be payable to your beneficiary.

13.  HOW ARE THE SURVIVOR INCOME BENEFITS DETERMINED?

     If you are insurable at standard rates by an insurance company selected the Corporation, survivor income benefits are as specified in Table 1 without reference either to your age at the time of your death or the age of your designated beneficiary.

14. WILL A DETERIORATION IN MY HEALTH CAUSE A REDUCTION IN SURVIVOR INCOME BENEFITS ATTRIBUTABLE TO PRIOR DEFERRALS?

     No. Survivor income benefits attributable to prior deferrals will remain unchanged.

15. WHEN WILL SURVIVOR INCOME BENEFITS BE PAID TO DESIGNATED BENEFICIARIES, IF I DIE WHILE STILL EMPLOYED?

     Benefits are payable monthly for fifteen years beginning sixty (60) days following the date of your death and receipt of a death certificate.

16.  WHOM MAY I DESIGNATE AS MY BENEFICIARY UNDER THE PLAN?

     You may designate one or more individuals or trusts, as limited by the Staff Benefits and Retirement Committee of American Fletcher National Bank and Trust Company ("Administrative Committee") from time to time.

17.  WILL I BE ABLE TO CHANGE THE BENEFICIARIES FOR PRIOR DEFERRALS?

     Yes. You will be able to change beneficiaries from prior deferrals by filing the appropriate form with the Administrative Committee.

18.  IS THERE ANY AGE LIMITATION FOR ELECTING TO DEFER INCOME?

     You may not elect to defer any amount that would otherwise be payable to you during a calendar year, if you have attained age sixty-four (64) on or before the first day of that calendar year.

19.  WILL I BE ALLOWED TO DEFER COMPENSATION IN FUTURE YEARS?

     Yes, assuming that you remain an eligible participant and the Executive Committee determines, in its sole discretion, that further deferrals will be available.

20.  HOW WILL THE CORPORATION MEET ITS OBLIGATIONS UNDER THE PLAN?

     The benefits payable under this Plan will be paid from the general assets of the Corporation. Your right to receive payment under the Plan is merely a contractual right to payment, and the Plan does not give you any interest in or right to any of the funds, property, or assets of the Corporation. The Corporation reserves the right to invest deferred amounts in any way that it deems appropriate under the circumstances including the use of the deferred amounts in the business of the Corporation and/or the purchase of and payment for life insurance contracts on the lives of participants. If the Corporation elects to purchase life insurance on any or all of the participants, the Corporation shall be the applicant for those policies and at all times shall be the sole owner and beneficiary under the policies. At no time will any participant have any interest, directly or indirectly, in any life insurance policies on his or here life issued to the Corporation. Neither the amounts deferred nor any earnings thereon will at any time be segregated from the general assets of the Corporation.

21. IF THE CORPORATION CHOOSES TO PURCHASE INSURANCE, WHAT FACTORS ARE CONSIDERED BY THE INSURANCE COMPANY TO DETERMINE MY ELIGIBILITY FOR INSURANCE AT STANDARD RATES?

     The insurance company will consider your current health status, your health history, and dangerous avocations in which you may engage, and, in some cases, your family health history. A medical examination may be requested by the insurance carrier for some participants. Any examination will be paid for by the insurance company.

22.  WHEN WILL MEDICAL EXAMINATIONS BE SCHEDULED?

     Examinations will be scheduled shortly after the deferral elections have been completed and returned.

23. MUST I BE INSURABLE AT STANDARD RATES TO RECEIVE FULL RETIREMENT INCOME BENEFITS?

     No. Your insurability does not affect retirement income benefits. Your insurability will affect survivor income benefits as provided in the response to Question 25.

24. MAY I CHANGE MY DEFERRAL ELECTION, IF I AM NOT FOUND TO BE INSURABLE AT STANDARD RATES?

     No. Deferral elections are irrevocable after the date established by the Executive Committee. A determination by the insurance carrier of your insurability status should not be expected until after that date.

25. HOW ARE SURVIVOR INCOME BENEFITS DETERMINED, IF I AM NOT INSURABLE AT STANDARD RATES?

     Survivor income benefits will be equal to your normal retirement benefit reduced by the reduction factor from Table 2 for the age at which your death occurs; provided, however, that the benefits may not exceed the survivor income benefits for those participants who are fully insurable at standard rates, as specified in Table 1. Subject to the limitation set out in the preceding sentence, the longer you live, the higher the survivor income benefit.

     For example, if a 45-year-old participant defers $10,000, his survivor income benefit is calculated as follows:


                     15 Year Annual

     Age at          Survivor Income          Total Survivor
     Death               Benefit              Income Benefit
     ------          ---------------          --------------
     46                  $ 3,485                 $ 52,275
     50                    4,696                   70,440
     55                    6,548                   98,220
     60                   10,045                  150,675

26. IF I AM NOT INSURABLE AT STANDARD RATES NOW BUT BECOME INSURABLE AT STANDARD RATES IN THE FUTURE, WILL I QUALIFY FOR UNREDUCED SURVIVOR BENEFITS FOR PRIOR DEFERRALS AT THAT TIME?

     It may be possible to receive unreduced survivor income benefits for prior deferrals, if you become insurable at standard rates at a future date.

27. SHOULD I CANCEL OR REDUCE MY PRIVATE LIFE INSURANCE COVERAGES IN VIEW OF THE SURVIVOR INCOME BENEFIT PAYABLE UNDER THIS PLAN?

     Probably not, but this depends on your financial situation. Survivor income benefits payable under the Plan may alleviate the need to increase your life insurance coverage.

     Survivor income benefits and personal life insurance proceeds have certain fundamental differences. Life insurance proceeds are often paid in a lump sum at your death, are not subject to income taxation, and may have been structured to avoid estate taxation. Ordinary life insurance coverage may be continued for the duration of your lifetime, while survivor income benefits diminish and eventually terminate as you receive your retirement income benefits.

     In the event that the deferred income benefits are subject to reduction or elimination, you may be presented with a problem, if you have reduced or cancelled your life insurance coverage and are then determined to be uninsurable.

28.  IS THE PLAN SUBJECT TO REDUCTION OR ELIMINATION BY THE CORPORATION?

     The Corporation fully intends to pay the benefits provided for under the Plan, but it reserves the right to amend or terminate the Plan at any time. No amendment or termination of the Plan, however, may affect those participants or beneficiaries who are receiving income payments at the time of the amendment or termination.

     If the Corporation terminates the Plan, the amounts deferred plus interest as determined by the Executive Committee will be paid to you in one lump sum payment as soon as practicable following termination, provided, however, that the interest rate used by the Executive Committee may not be less than 10% per annum.

     No amendment to the Plan may diminish your rights arising out of amounts deferred prior to the amendment. Notwithstanding the preceding sentence, the Corporation may reduce the interest rate used in determining normal retirement benefits; provided, however, that the interest rate may not be reduced below 10% per annum.

29. DOES THE PLAN AFFECT MY PARTICIPATION IN THE QUALIFIED PLANS IN WHICH I PARTICIPATE?

     The Employees' Retirement Plan of American Fletcher National Bank and Trust Company and Affiliates; the Employees' Retirement Plan of American Fletcher Financial Services, Inc.; and the American Fletcher Thrift Plan will provide (subject to approval of the Internal Revenue Service) that your compensation, for purposes of calculating contributions of benefits under those plans, will not be reduced, if you elect to defer a portion of your basic salary under this Plan. If you elect to defer a portion of your basic salary under this Plan, it is possible that contributions made on your behalf to the Employee Stock Ownership Plan of American Fletcher Corporation and Affiliates will be reduced. In addition, it is possible that deferrals under this Plan will affect the aggregate amount of contributions and benefits on your behalf under the qualified plans in which you participate.

30. DO I OR MY BENEFICIARY HAVE THE RIGHT TO ASSIGN OR PLEDGE MY FUTURE BENEFITS UNDER THE PLAN?

     No. Neither you nor your beneficiary has the right to transfer, assign, anticipate, or otherwise encumber in advance any of the benefits that may become payable under the Plan.

--------------------------------------------------------------------------------
                                    TABLE 1

                         BENEFITS PER $1,000 DEFERRAL
--------------------------------------------------------------------------------
AGE*       ANNUAL
           AMOUNT OF
           NORMAL              15 YEARS                                 TOTAL
           RETIREMENT          CERTAIN                SURVIVOR          SURVIVOR
           BENEFIT             TOTAL BENEFIT          BENEFIT           BENEFIT
--------------------------------------------------------------------------------
 30          10,449               156,735               3,803             57,045
 31           9,251               138,765               3,642             54,630
 32           8,190               122,850               3,488             52,320
 33           7,252               108,780               3,341             50,115
 34           6,420                96,300               3,200             48,000
 35           5,685                85,275               3,065             45,975
 36           5,004                75,060               2,930             43,950
 37           4,405                66,075               2,802             42,030
 38           3,878                58,170               2,679             40,185
 39           3,414                51,210               2,561             38,415
 40           3,005                45,075               2,449             36,735
 41           2,746                41,190               2,242             33,630
 42           2,509                37,635               2,053             30,795
 43           2,292                34,380               1,879             28,185
 44           2,094                31,410               1,720             25,800
 45           1,913                28,695               1,575             23,625
 46           1,712                25,680               1,406             21,090
 47           1,532                22,980               1,255             18,825
 48           1,370                20,550               1,120             16,800
 49           1,226                18,390               1,000             15,000
 50           1,097                16,455                 893             13,395
 51             984                14,760                 825             12,375
 52             883                13,245                 762             11,430
 53             792                11,880                 704             10,560
 54             710                10,650                 651              9,765
 55             637                 9,555                 602              9,030
 56             564                 8,460                 538              8,070
 57             499                 7,485                 481              7,215
 58             442                 6,630                 430              6,450
 59             391                 5,865                 385              5,775
 60             346                 5,190                 344              5,160
 61             321                 4,815                 329              4,935
 62             298                 4,470                 315              4,725
 63             277                 4,155                 301              4,515
--------------------------------------------------------------------------------

* Refers to age at beginning of calendar year in which deferred amounts would have been received by executive in absence of election to defer.

--------------------------------------------------------------------------------
                                    TABLE 2

              REDUCTION FACTORS FOR SURVIVOR INCOME BENEFITS FOR
                  PARTICIPANTS UNINSURABLE AT STANDARD RATES
--------------------------------------------------------------------------------

                                                    GROSS
                                                    SURVIVOR
                                                    PAYMENT AS % OF
                      AGE AT                        RETIREMENT
                      DEATH                         BENEFIT
--------------------------------------------------------------------------------
                         64                             79.00%
                         63                             71.33
                         62                             64.41
                         61                             58.15
                         60                             52.51
                         59                             48.20
                         58                             44.25
                         57                             40.62
                         56                             37.28
                         55                             34.23
                         54                             32.03
                         53                             29.97
                         52                             28.04
                         51                             26.24
                         50                             24.55
                         49                             22.79
                         48                             21.15
                         47                             19.63
                         46                             18.22
                         45                             16.91
                         44                             15.66
                         43                             14.50
                         42                             13.42
                         41                             12.43
                         40                             11.51
                         39                             10.65
                         38                              9.85
                         37                              9.11
                         36                              8.42
                         35                              7.79
                         34                              7.24
                         33                              6.73
                         32                              6.26
                         31                              5.82
                         30                              5.41
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    TABLE 3

                         ASSUMES ONE $10,000 DEFERRAL
--------------------------------------------------------------------------------
           ANNUAL
           AMOUNT OF
           NORMAL              15 YEARS                                 TOTAL
           RETIREMENT          CERTAIN                SURVIVOR          SURVIVOR
AGE*       BENEFIT             TOTAL BENEFIT          BENEFIT           BENEFIT
--------------------------------------------------------------------------------
 30         104,485              1,567,275              38,028           570,420
 31          92,508              1,387,620              36,421           546,315
 32          81,904              1,228,560              34,883           523,245
 33          72,516              1,087,740              22,409           501,135
 34          64,204                963,060              31,998           479,970
 35          56,846                852,690              30,648           459,720
 36          50,041                750,615              29,303           439,545
 37          44,051                660,765              28,017           420,255
 38          38,779                581,685              26,789           401,835
 39          34,137                512,055              25,613           384,195
 40          30,052                450,780              24,491           367,365
 41          27,456                411,840              22,420           336,300
 42          25,085                376,275              20,525           307,875
 43          22,919                343,785              18,790           281,850
 44          20,940                314,100              17,202           258,030
 45          19,133                286,995              15,749           236,235
 46          17,119                256,770              14,058           210,870
 47          15,316                229,740              12,549           188,235
 48          13,704                205,560              11,202           168,030
 49          12,262                183,930               9,999           149,985
 50          10,972                164,580               8,927           133,905
 51           9,840                147,600               8,248           123,720
 52           8,826                132,390               7,622           114,330
 53           7,917                118,755               7,044           105,660
 54           7,101                106,515               6,509            97,635
 55           6,370                 96,550               6,016            90,240
 56           5,637                 84,555               5,379            80,240
 57           4,990                 74,850               4,811            72,165
 58           4,417                 66,255               4,302            64,530
 59           3,909                 58,635               3,848            57,720
 60           3,461                 51,915               3,442            51,630
 61           3,212                 48,180               3,292            49,380
 62           2,983                 44,745               3,150            47,250
 63           2,769                 41,535               3,013            45,195
--------------------------------------------------------------------------------

* Refers to age at beginning of calendar year in which deferred amounts would have been received by executive in absence of election to defer.